Exhibit 99

 GREAT WESTERN LAND AND RECREATION REPORTS THIRD QUARTER AND NINE-MONTH RESULTS

           -- Third Quarter Real Estate Sales Increase to $2.5 Million

           -- Demand for Ranch Land Remains Strong

           -- Condominium Projects Contribute to Sales Increase

    SCOTTSDALE, Ariz., Aug. 23 /PRNewswire-FirstCall/ -- Great Western Land and Recreation, Inc. (OTC Bulletin Board: GWES), a real estate developer with approximately 10,000 acres of urban and Ranch land in various stages of development in the Southwest, reported today that net income for the fiscal third quarter ended June 30, 2005 was $69,755 or less than one cent per share. This compares with a net loss of $266,513, or one cent per share, in the third quarter a year ago. Weighted average common shares outstanding in the third quarters of fiscal 2005 and 2004 were 21,265,973 shares and 20,885,399 shares, respectively.

    For the nine months ended June 30, 2005, the company reported net income of $467,788, or two cents per share, compared with a net loss of $874,938, or a loss of four cents per share. There were 21,183,022 weighted average common shares outstanding in the first nine months of 2005 and 20,874,410 shares outstanding in the first nine months of 2004.

    Real estate sales in the third quarter were $2,480,841, an increase of 295% over real estate sales of $628,153 in the third quarter a year ago. For the first nine months of 2005, real estate sales were $4,034,709 compared with real estate sales of $1,437,776 in the nine-month period a year ago, an increase of 281%.

    "A number of factors contributed to our results for the third quarter," said Jay N. Torok chairman and chief executive officer. "Demand for residential property at Wagon Bow Ranch remains strong thanks to its attractive location, increased marketing efforts and its premium location. We have been able to steadily increase the per-acre selling price at Wagon Bow. Additionally, we have completed the first of ten buildings containing eight units each at our Glendale Springs condominium project in Glendale, Arizona, and another nine units in two buildings at our Woodland Court townhome development in College Station Texas. Both of the phases of Glendale Springs are sold out, and there is a substantial waiting list. Sales at Woodland Court have been equally strong," said Torok.

    "We expect strong demand for ranch property at Wagon Bow Ranch to continue as we develop the three communities that will eventually comprise the development. That demand should support higher per-acre prices for property going forward. Additionally, we are nearing the point where our two large projects in the metropolitan Houston area, Mallard Crossing and Westchester Lakes, will open for sale and become sources of revenue. However we are not satisfied with the trend in our margins and we are taking steps to improve our performance in that area, including a more direct role in management of the construction process and, where appropriate, adjustments to prices," Torok added.

    The company noted gross margins in the third quarter of 2005 declined to 20% from 51% in the third quarter of last year. The decline was a result of several factors including losses on sales of some units at Glendale Springs and Woodland Court stemming partially from "loss leader" sales of units, escalation of construction costs and construction delays at Glendale Springs related to permitting issues. In order to control costs at both Glendale Springs and Woodland Court, the company has decided it will assume direct responsibility for managing construction of the remaining buildings at both projects rather than use outside contractors. The same factors caused gross margin for the nine month period of 2005 to decline. Gross margin for the nine-month period of 2005 was 30.1%, compared with 53.7% in the comparable period a year earlier.

    Selling, general and administrative expenses in the third quarter were $425,114, an increase of 3.7% over the $410,070 recorded in the third quarter last year. For the first nine months of the current year selling, general and administrative expenses were $1,392,323, up 12.9% from $1,233,135 in the first nine months of last year. The increase was due to increases in salaries and related payroll taxes, higher benefit costs as a result of hiring additional project managers and other staff, and filling the vacant position of company president.

    Interest expense in the third quarter amounted to $77,935, a decline of 52.4% from $163,882 in the third quarter a year ago. The decline reflects the company's sale of the Willow Springs Ranch property in 2004 and the payoff of indebtedness related to that property. For the first nine months of 2005, interest expense was $252,105, down from $375,621 in the first nine months of 2004. The sale of the Willow Springs Ranch property and corresponding payoff of related indebtedness was the main factor in the decline.

    "We expect our sales momentum to further accelerate both in the fourth quarter of fiscal 2005 and beyond," said Torok. "Our current projects are proving to be highly desirable to buyers, from both location and price standpoint. We are focused on two of the fastest growing metropolitan areas in the nation and our developments are designed to meet the housing needs of those segments of the home-buying public that we expect to remain strong for the foreseeable future. As part of our effort to generate growth, we acquired land in early August for a new project in East Mesa, Arizona named Apache Highlands. We expect it to open for sale and begin making a contribution to our revenues and earnings in 2006," Torok noted.

    "We are also continuing to experience strong demand for our Wagon Bow Ranch property. Because we are including a number of highly desirable amenities in the communities that will eventually comprise the project and because of its location relative to major metropolitan areas, we have been able to increase the prices we realize for properties within the ranch. In early August, we reacquired 1,000 acres of ranch property that will become part of one of the planned communities," Torok added.

    Great Western Land & Recreation, Inc. acquires, develops, markets, sells and finances single family, multi-family and recreational property in the southwestern United States. Great Western has recently completed several projects and is launching additional major residential and mixed-use developments in two of the nation's fastest growing major metropolitan areas:
Houston and Phoenix. Great Western's common stock is quoted on the Over-The-Counter Bulletin Board under ticker symbol GWES. Additional information is available at http://www.gwland.com or http://www.tirc.com/invest/Great_Western .

    This news release may contain certain statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are often characterized by the use of words such as "may," "believes," "plans," "will," "anticipates," "estimates," "expects," or "intends" or by discussions of strategy, plans or intentions. All forward-looking statements in this news release, including statements regarding sales, new projects and financing of capital expenditures, are made based on the company's current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. These risks and uncertainties include, but are not limited to, general economic conditions, competitive factors, real estate market conditions, changing demographic conditions, adverse weather conditions and natural disasters, delays in construction schedules, the availability of qualified third-party contractors, cost overruns, changes in government regulations or requirements, increases in real estate taxes and other local government fees, the company's ability to locate new projects and to finance the acquisition and development of these projects on acceptable terms, changes in interest rates, the unpredictability of the timing of real estate sales and the cost of land, materials and labor. Additional information is included in the company's filings with the Securities and Exchange Commission, and can be found at www.sec.gov/edgar. Great Western Land and Recreation assumes no obligation to update any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of this news release.

Tables follow ...

                     GREAT WESTERN LAND AND RECREATION, INC.
                           CONSOLIDATED BALANCE SHEET
                                   (unaudited)

                                                                             June 30,
                                                                               2005
                                                                           ------------
ASSETS
  Cash and cash equivalents                                                $    340,383
  Notes and accounts receivable                                                 615,357
  Land held for development and sale                                         12,293,252
  Receivable from related entities                                               27,169
  Property and equipment, net of
   accumulated depreciation of $93,921                                          146,082
  Other                                                                         772,525

                                                                           $ 14,194,768

LIABILITIES AND STOCKHOLDERS' EQUITY
  Liabilities
    Notes payable                                                          $  5,815,686
    Subordinated debt                                                         3,558,513
    Payable to related entities                                                 915,309
    Accounts payable and other accrued
     liabilities                                                                434,125

       Total liabilities                                                     10,723,633

Minority interest                                                               (72,663)

Stockholders' equity
  Preferred stock, $0.001 par value;
   10,000,000 shares authorized; 27,069 shares issued and outstanding;
   20,000 additional shares issued, held by a subsidiary and reported as
   treasury shares; liquidation value - $1,998,876                            1,851,193
Common stock, $0.001 par value;
 45,000,000 shares authorized;
 21,265,973 shares issued and
 outstanding                                                                     21,265
Additional paid-in capital                                                    2,566,403
Accumulated other comprehensive loss                                               (733)
Accumulated deficit                                                            (894,330)

  Total stockholders' equity                                                  3,543,798

                                                                           $ 14,194,768

                     GREAT WESTERN LAND AND RECREATION, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                                Three months ended June 30,
                                                ----------------------------
                                                    2005            2004
                                                ------------    ------------
Real estate sales                               $  2,480,841    $    628,153
Cost of real estate sales                          1,983,990         307,751
  Gross profit from real estate sales                496,851         320,402

Sale of real estate investment in
 Laguna at Arrowhead                                  25,337               -

  Earnings from sales of real estate
   and real estate investments                       522,188         320,402

Selling, general and administrative
 expenses                                            425,114         410,070

Income (loss) from operations                         97,074         (89,668)

Other income (expense)
   Interest expense                                  (77,935)       (163,882)
   Interest income                                     7,191           1,173
   Other income (expense)                            (33,276)         10,900
     Total other income (expense)                   (104,020)       (151,809)

   Income (loss) before minority
    interests and discontinued
    operations                                        (6,946)       (241,477)

Minority interests                                   107,166               -

  Income (loss) from continuing
   operations                                        100,220        (241,477)

Loss from discontinued operations                          -               -

  Net income (loss)                                  100,220        (241,477)

Less: Preferred stock dividends
 applicable to the period                            (30,465)        (25,036)

  Net income (loss) available for
   common stock                                 $     69,755    $   (266,513)

Basic & diluted income (loss) per
 common & common equivalent shares
Income (loss) from continuing
 operations                                     $       0.00    $      (0.01)
Income (loss) from discontinued
 operations                                                -               -
Net income (loss) per common & common
 equivalent shares                              $       0.00    $      (0.01)

Weighted average common and common
 equivalent shares outstanding
  Basic                                           21,265,973      20,885,399
  Diluted                                         21,629,835      20,885,399

                     GREAT WESTERN LAND AND RECREATION, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                                 Nine months ended June 30,
                                                ----------------------------
                                                    2005            2004
                                                ------------    ------------
Real estate sales                               $  4,034,709    $  1,437,776
Cost of real estate sales                          2,818,834         666,368
  Gross profit from real estate sales              1,215,875         771,408

Sale of real estate investment in
 Laguna at Arrowhead                                 903,485               -

  Earnings from sales of real estate
   and real estate investments                     2,119,360         771,408

Selling, general and administrative
 expenses                                          1,392,323       1,233,135

Income (loss) from operations                        727,037        (461,727)

Other income (expense)
  Interest expense                                  (252,105)       (375,621)
  Interest income                                     24,500           5,570
  Other income (expense)                              25,938           5,506
    Total other income (expense)                    (201,667)       (364,545)

Income (loss) before minority
 interests and discontinued
 operations                                          525,370        (826,272)

Minority interests                                   107,166               -

  Income (loss) from continuing
   operations                                        632,536        (826,272)

Loss from discontinued operations                    (84,211)              -

  Net income (loss)                                  548,325        (826,272)

Less: Preferred stock dividends
 applicable to the period                            (80,537)        (48,666)

  Net income (loss) available for
   common stock                                 $    467,788    $   (874,938)

Basic & diluted income (loss) per
 common & common equivalent shares
Income (loss) from continuing
 operations                                     $       0.02    $      (0.04)
Income (loss) from discontinued
 operations                                            (0.00)              -
  Net income (loss) per common & common
   equivalent shares                            $       0.02    $      (0.04)

Weighted average common and common
 equivalent shares outstanding
  Basic                                           21,183,022      20,874,410
  Diluted                                         22,868,684      20,874,410

SOURCE  Great Western Land and Recreation, Inc.
    -0-                             08/23/2005
    /CONTACT: Jay N. Torok, Chairman and CEO of Great Western Land and Recreation, +1-480-949-6007, or, Mike Arneth or Brien Gately, both of The Investor Relations Co., both at +1-847-296-4200/